UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2026

Bob’s Discount Furniture, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43101	46-4501905
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

434 Tolland Turnpike,	Manchester,	Connecticut
(Address of principal executive offices)
06042
(Zip Code)
(860)	474-1200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On April 29, 2026, BDF Acquisition Corp. (the “Borrower”), an indirect wholly-owned subsidiary of Bob’s Discount Furniture, Inc., entered into a joinder agreement and amendment (the “Amendment”) to the Revolving Credit Agreement, dated as of February 12, 2014, as amended (the “Revolving Credit Agreement”), among the Borrower, Royal Bank of Canada, as administrative agent and collateral agent, the lenders from time to time party thereto, and the other parties thereto.

The Amendment, among other changes, (i) increased the aggregate amount of total commitments available to the Borrower from $125 million to $200 million (with the Borrower now permitted, at any time, on one or more occasions to increase the aggregate amount of the revolving commitments by an aggregate principal amount not to exceed $50 million, subject to obtaining commitments from the lenders), (ii) extended the maturity date from July 1, 2029 to April 29, 2031, and (iii) added additional lenders as party to the Revolving Credit Agreement. In addition, the Amendment amended the borrowing base formula to remove the Tranche B borrowing base and to include cash and cash equivalents subject to a control agreement in the calculation of availability under the credit facility established by the Revolving Credit Agreement. Except as amended by the Amendment, the terms of the Credit Agreement remain in full force and effect.

The information set forth above with respect to the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(c) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1
Joinder Agreement and Amendment No. 10 to Revolving Credit Agreement, dated April 29, 2026 among BDF Acquisition Corp., the lending institutions from time to time party thereto, Royal Bank of Canada, as administrative agent, and the other parties party thereto

104	Cover Page with Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of April, 2026.

BOB’S DISCOUNT FURNITURE, INC.

By:	/s/ Carl Lukach
Name:	Carl Lukach
Title:	Chief Financial Officer, Executive Vice President and Treasurer